As filed with the Securities and Exchange Commission on May 9, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEEKAY LNG PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4400	98-0454169
(State or other jurisdiction of	(Primary Standard Industrial	Identification
incorporation or organization)	Classification Code Number)	Number)

TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas
(242) 502-8820
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Watson, Farley &Williams
Attention: Leo Chang
and Daniel C. Rodgers
100 Park Avenue, 31st Floor
New York, New York 10017
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David Matheson
Alan P. Baden	Chris Hall	Joshua Davidson
Vinson & Elkins L.L.P.	Perkins Coie LLP	Baker Botts L.L.P.
666 Fifth Avenue	1120 N.W. Couch Street, 10th Floor	910 Louisiana Street
New York, New York 10103	Portland, Oregon 97209	Houston, TX 77002-4995
(212) 237-0000	(503) 727-2000	(713) 229-1234

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-120727

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class	Proposed Maximum
of Securities to Be Registered	Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Units	$12,650,000	$1604.00

(1)	Includes common units issuable upon exercise of the underwriters’ over-allotment option.

(2)	This Registration Statement relates to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-120727) (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement ($139,150,000), or $27,830,000, may be registered hereby.

(3)	Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the Commission the registration fee for the additional securities being registered under this Registration Statement as soon as practicable (but in any event no later than the close of business on May 9, 2005); (2) it will not revoke such instructions; (3) it has sufficient funds in the relevant account to cover the amount of the filing fee; and (4) it undertakes to confirm receipt of such instructions by the bank on May 9, 2005.

     The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional common units of Teekay LNG Partners L.P. pursuant to Rule 462(b) under the Securities Act of 1933, as amended (this “Rule 462(b) Registration Statement”). The contents of Teekay LNG Partners L.P.’s registration statement on Form F-1, as amended (Registration No. 333-120727) (the “Prior Registration Statement”), which was declared effective as of 4:15 p.m., Eastern Time on May 4, 2005, are incorporated into this Rule 462(b) Registration Statement by reference. The final prospectus of the Prior Registration Statement will reflect the aggregate amount of securities registered in this Rule 462(b) Registration Statement and the Prior Registration Statement.

PART II

ITEM 16. Exhibits and Financial Statement Schedules

     All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description
Exhibit 5.1	Opinion of Watson, Farley & Williams (New York) LLP as to the legality of the securities being registered

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Watson, Farley & Williams (New York) LLP (contained in the opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Nassau, Commonwealth of The Bahamas, on May 4, 2005.

Teekay LNG Partners L.P.
By:	Teekay GP L.L.C.,
its General Partner

By:	/s/ Bruce C. Bell
	Name:	Bruce C. Bell
	Title:	Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on May 4, 2005 by or on behalf of the following persons in the following capacities.

Signature	Title

/s/ * Peter Evensen	Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer), Director and Authorized Representative in the United States

/s/ * C. Sean Day	Director

/s/ * Bjorn Moller	Director

/s/ * Robert E. Boyd	Director

/s/ * Ida Jane Hinkley	Director

/s/ * Ihab J.M. Massoud	Director

/s/ * George Watson	Director

*By: /s/ Bruce C. Bell Bruce C. Bell, Attorney-in-Fact	Director